Exhibit 99.1

Modivcare Raises $105 Million in Incremental Financing Backed by Stakeholders Across the Capital Structure and Takes Strategic Steps to Position Business for the Future

$75 Million in Incremental Term Loan and $30 Million in New Second Lien Notes to Support Operational Improvements, Strategic Priorities and Covenant Relief

Will Pursue Strategic Review of Assets with Key Company Advisors to Maximize Value

Chief Transformation Officer and Board Additions Bolster Company Leadership

Company Withdraws Previously Stated Revenue and Adjusted EBITDA Growth Guidance

DENVER, January 10, 2025 (BUSINESS WIRE) -- Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company providing a platform of integrated supportive care solutions focused on improving health outcomes, today announced key initiatives to support future growth. The Company has secured $75 million in incremental financing, backed by stakeholders across the capital structure, and appointed Chad Shandler as its Chief Transformation Officer. An existing investor, Coliseum Capital Management, has also committed $30 million to purchase new second lien senior notes due 2029, subject to a stockholder vote. As part of the financing agreement, revolving lenders have agreed to amend the Company’s existing credit agreement in order to, among other things, provide covenant relief. The Company will also bolster its board of directors (the “Board”) with the addition of three new independent directors to be appointed in the coming months. These initiatives, along with a strategic review of its assets that the Company is pursuing with its advisors, are intended to strengthen the Company’s financial foundation, enhance operational performance and best position Modivcare for a future of sustainable growth.

“This financing highlights broad-based support from stakeholders across the capital structure and provides the Company with additional resources to focus on long-term strategic priorities,” said Heath Sampson, Chief Executive Officer and President of Modivcare. “As we turn to the future, we are also excited to welcome Chad Shandler as Chief Transformation Officer. He brings a wealth of experience supporting large-scale transformations across the healthcare industry. I’m looking forward to working with him, the Board and our financial partners to advance Modivcare’s strategic goals.”

“The steps Modivcare is taking now to transform its business will ensure the Company is well positioned to connect people with the care they need, now and in the future,” said Leslie Norwalk, Interim Chair of the Board. “We and the leadership team have worked diligently to strengthen the Company’s financial foundation and remain focused on improving the Company’s operational performance with a view toward long-term growth.”

“We are pleased to be able to provide this incremental financing to Modivcare, which will bolster its balance sheet and position the Company to achieve its long-term strategic priorities and deliver value to its stakeholders,” said a representative of the supporting lenders. “Modivcare plays a critical role in the country’s healthcare network with an important mission to connect people to care, wherever they are. As we continue to work with Modivcare’s leadership team and the Board, our goals are aligned in ensuring the Company is well positioned to continue to support its members nationwide.”

Transaction Details

Modivcare has raised $105 million in additional financing from stakeholders across its capital structure as a $75 million incremental term loan under its existing credit agreement and, subject to a stockholder vote, $30 million of new Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes”). The financing will provide Modivcare with additional liquidity to support its strategic initiatives. It will bolster the Company’s financial position, allowing the Company to continue operating to its same high level of service for members, while positioning the Company to meet its long-term strategic goals and maximize shareholder value.

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The incremental term loan was priced at SOFR + 750 bps, with 1.00% SOFR Floor (no CSA) with a maturity of January 10, 2026 (the “Maturity Date”) and OID of 2 points. The Company has the option to prepay the incremental term loan, in whole or in part, at any time prior to its maturity, subject to a prepayment fee equal to the present value of all scheduled interest payments on the fully committed amount that would accrue through the Maturity Date calculated based on a discount rate equal to the treasury rate plus 50 basis points. The Company’s existing credit agreement was also amended in connection with such financing with consenting lenders receiving a customary consent fee, payable-in-kind.

The Company's existing credit agreement was amended to, among other things, replace the pricing grid in respect of revolving loans with pricing set at SOFR + 425 bps, with a 1.00% SOFR Floor, change the 2% default rate so that it applies on all obligations upon an event of default, amend the term loan maturity date to spring to July 2, 2029 if the Second Lien Notes remain outstanding as of such date, include enhanced reporting requirements and eliminate or reduce certain baskets for a period of time, including eliminating reinvestment rights with respect to certain asset sales and reduction of the de minimis exception for certain asset sale prepayments to $5,000,000.

The Company’s existing lenders have agreed to provide financial covenant relief in the form of (i) a covenant holiday with respect to the maximum net leverage ratio and interest coverage ratio from Q4 2024 through and including Q2 2025, (ii) resetting the maximum total net leverage ratio covenant to 6.75:1.00 for the third fiscal quarter of 2025 and the fourth fiscal quarter of 2025 and (iii) resetting the minimum interest coverage ratio to 1.65:1.00 for the third fiscal quarter of 2025 and the fourth fiscal quarter of 2025. The Company’s lenders have also agreed to reduce the minimum liquidity covenant from $75 million to $25 million, which will be tested each week through the week ending April 11, 2025, each month through the month ending June 30, 2025 and, thereafter, each fiscal quarter. In addition, the Company will be subject to a cash variance compliance test with respect to aggregate disbursements and aggregate receipts, subject to customary cures.

Pursuant to the amended credit agreement, upon the receipt of requisite consents to make certain amendments to the indenture governing the Company’s 5.000% Senior Notes due 2029 (the “Senior Notes”), the Company will exchange $251 million in aggregate principal amount of Senior Notes held by certain lenders party to the Company’s amended credit agreement for $251 million in aggregate principal amount of Second Lien Notes, pursuant to the terms and subject to the conditions set forth in an exchange agreement, entered into between the Company and participating lenders. Interest on the Second Lien Notes will be, at the Company’s option, 5% per annum if paid in cash and 10% per annum if paid-in-kind, provided if the Company’s liquidity is greater than a to-be-determined threshold, the Company will be required to pay interest in cash.

In addition, the Company entered into a purchase and exchange agreement with clients of Coliseum Capital Management pursuant to which Coliseum has agreed to purchase $30 million in aggregate principal amount of Second Lien Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereto from, and including, October 1, 2024 to, but excluding, the date of issuance of such Second Lien Notes and to exchange approximately $20 million in aggregate principal amount of Senior Notes for a like amount of Second Lien Notes. The transaction with Coliseum is subject to approval of 66-2/3% of the Company’s stockholders other than Coliseum under Delaware General Corporation Law Section 203 because Coliseum owns more than 15% of the Company’s common stock. The Company intends to seek such stockholder approval at a special stockholder meeting to be held in the first quarter of 2025.

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Modivcare was advised in the transaction by Kirkland & Ellis LLP, Moelis & Company, and FTI Consulting.

Transformation

As part of Modivcare’s efforts to drive strategic and operational excellence, Chad Shandler, Senior Managing Director and Co-Leader of the Corporate Finance Healthcare practice at FTI Consulting, has been appointed as Chief Transformation Officer. This newly created role will focus on strengthening Modivcare in the near and long term and supporting the transformation of the Company via strategic divestitures or other potential initiatives. Mr. Shandler has more than 30 years of experience in executing on strategic and financial plans and has previously served in executive and advisory roles on behalf of a number of companies across the healthcare space. He will focus on advancing key strategic priorities and enhancing operational efficiencies for Modivcare.

Modivcare has also engaged advisors to conduct a strategic review of its assets to maximize shareholder value, which may include the potential sale of assets of the Company. There is no assurance that this review will result in a transaction, nor can the Company provide certainty on timing or outcomes.

Guidance

The Company has withdrawn its previously stated revenue and adjusted EBITDA guidance for fiscal year 2024 and adjusted EBITDA growth for fiscal year 2025 and related forward-looking statements due to changes in the business and overall environment.

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About Modivcare

Modivcare Inc. is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). The Company also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S. To learn more about Modivcare, please visit www.modivcare.com.

Important Information for Investors and Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction.

In connection with the proposed transaction between the Company and Coliseum Capital Management, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including, among other filings, a definitive proxy statement, which will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.modivcare.com under the tab “SEC Filings” and under the heading “Financials.”

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Certain Information Regarding Participants

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of the Company in connection with the Company’s proposed transaction with Coliseum Capital Management. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 26, 2024, its proxy statement for its 2024 annual meeting, which was filed with the SEC on April 29, 2024, and its Current Reports on Form 8-K, which were filed with the SEC on May 10, 2024, May 22, 2024, December 13, 2024 and December 26, 2024. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of the Company and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the Company’s website as described above.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “estimates”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. The Company’s expectation about reaching a mutually agreeable long-term amendment to the Credit Agreement is a forward-looking statement. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media and Investor Contact

Rachel Chesley / Kyla MacLennan / Victoria Zaharoff

ModivcareComms@fticonsulting.com

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